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                                                                     Exhibit 8.1

                                                                   March 9, 2006


                                  [Letterhead]

TAM S.A.
Av. Jurandir, 856-Lote 4
04072-000
Sao Paulo-SP-Brazil


Ladies and Gentlemen,


We are qualified to practice law in the Federative Republic of Brazil ("Brazil") and have acted as special Brazilian counsel to (a) the TAM S.A. (the "Issuer"), a corporation organized under the laws of Brazil, in connection with the offer and sale by the issuer of initially 5,000,000 American Depositary Shares (the "Primary Offering ADSs"), each representing one newly-issued preferred shares of the Issuer, without par value, and the offer and sale by Brasil Private Equity Fundo de Investimento em Participacoes, Brazilian Equity Investments III LLC, Brazilian Equity LLC, Latin America Capital Partners II LLC, Latin America Capital Partners PIV LLC, Aerosystem S.A. Empreendimentos e Participacoes, Noemy Almeida Oliveira Amaro, Maria Claudia Oliveira Amaro Demenato, Mauricio Rolim Amaro, Marcos Adolfo Tadeu Senamo Amaro, and Joao Francisco Amaro (jointly, the "Selling Shareholders") of initially 30,618,098 American Depositary Shares (the "Secondary Offering ADSs"), each representing one preferred shares of the Issuer, without par value, in accordance with the Underwriting and Agency Agreement (the "Underwriting and Agency Agreement") to be entered into among the Issuer, the Selling Shareholders and the several Agents and Underwriters named therein. An aggregate of up to 5,342,714 additional American Depositary Shares, each representing one preferred share of the Issuer (the "Optional ADSs" and together with the Primary Offering ADSs and the Secondary Offering ADSs, the "Securities"), may be issued and sold by the Issuer in connection with the over-allotment option, as contemplated by the Issuer's registration statement on Form F-1 (File No. 333-131938), publicly filed with the Securities and Exchange Commission on February 22, 2006 (as amended, the "Registration Statement").


In connection with the Registration Statement, we confirm that we have reviewed the information in the prospectus included in the Registration Statement under the caption "Taxation - Brazilian Tax Considerations" and that, in our opinion, the statements of law included therein, insofar as they relate to the Brazilian tax consequences currently applicable to non-Brazilian holders, address the material tax consequences of the ownership and disposition of the preferred shares and the American depositary shares. In rendering this opinion, we expressly incorporate in this opinion the statements set forth under the caption "Taxation - Brazilian Tax Considerations" in the prospectus included in the Registration Statement, including the limitations on the matters covered by that section set forth therein. Our opinion expressed in this paragraph is limited to the federal

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laws of Brazil and is based upon existing provisions of federal laws and regulations, the regulations of the Federal Revenue Department (Departamento da Receita Federal) thereunder and administrative and judicial interpretations thereof, including existing interpretations thereof of the Federal Revenue Department, the Federal Attorney for Revenues (Procuradoria-Geral da Fazenda) as of the date hereof, all of which are subject to subsequent, different interpretations and applications with effect from the date of effectiveness of the underlying laws and regulations.

We are furnishing this opinion letter to you in connection with the filing of the Registration Statement. This opinion is limited to the matters expressly stated herein and does not extend to, and is not to be read as extended by implication to, any other matter in connection with the Registration Statement or the transactions or documents referred to therein.

We hereby consent to the use of this opinion as Exhibit 8.1 to the Registration Statement and to the use of our name in the Registration Statement. In giving this consent, we do not thereby concede that we are within the category of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

This opinion will be governed by and construed in accordance with the laws of Brazil in effect on the date hereof.


                                Very truly yours,



                         /s/ Machado, Meyer, Sendacz e Opice
                                  A d v o g a d o s